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                                                                     EXHIBIT 4.3


                                   MASTER NOTE

September 29, 1997                                             Chicago, Illinois

         FOR VALUE RECEIVED, the undersigned, Intermet Corporation ("Borrower") promises to pay, in lawful money of the United States of America and immediately available funds, to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank") at Bank's Corporate Service Center, 231 South LaSalle Street, Chicago, Illinois 60697, or such other place as the holder may from time to time designate, the aggregate unpaid principal amount of all advances made by Bank from time to time from and after the date hereof in its sole discretion to or for the benefit of Borrower under this Note (each, an "Advance"), on the maturity dates (each, a "Maturity Date") as may be offered by Bank and accepted by Borrower with respect to such Advances (which acceptance shall in any event be deemed to occur upon receipt by Borrower of the proceeds of any Advance), together with interest accrued thereon, on the applicable Maturity Date and on such other interest payment dates and at such rates as may be so offered and accepted. Any amount not paid within five business days after the date due (whether at maturity, by acceleration or otherwise) shall bear interest from such due date until the date paid at a rate per annum equal to the rate announced from time to time by Bank as its "reference rate" plus two percent (2.0%).

         The loan account records maintained by Bank shall at any time be conclusive evidence as to the amount of any Advance, and its Maturity Date, interest rate, interest payment dates and outstanding amount at such time, absent manifest error. All interest will be calculated on the basis of a 360-day year, actual days elapsed. If any payment of principal or of interest on this Note shall become due on a day other than a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing the amount of interest due and payable. For purposes hereof, "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close.

Any of the following shall constitute an "Event of Defaults" hereunder:

         (a) Borrower shall fail to pay in full the amount of any Advance, together with all accrued interest, on the applicable Maturity Date, or any accrued interest on any applicable interest payment date;

         (b) Borrower shall fail to pay when due any indebtedness under, or shall fail to perform or observe any material term, covenant or condition under, or there shall otherwise occur any default or event of default under, any instrument or agreement relating to (i) borrowed money, (ii) reimbursement obligations with respect to bonds, letters of credit or acceptances, (iii) the deferred purchase price of property or services, or (iv) any capital lease; or

         (c) (i) Borrower shall become insolvent, or (ii) any voluntary or involuntary case, action or proceeding seeking liquidation, reorganization, appointment of a receiver, trustee or custodian, assignment for the benefit of creditors, or similar relief shall be commenced by or against, and with respect to Borrower.



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         Upon the occurrence of any Event of Default, (i) the amount of all unpaid Advances, together with all accrued interest, shall, at the option of the holder (or, in the case of an Event of Default under clause (e)(ii), automatically) become immediately due and payable, without demand, notice of nonpayment, presentment, protest or notice of dishonor (all of which are expressly waived), and (ii) Bank shall be under no obligation to fund any further Advances, including any as to which an offer and acceptance of terms has occurred. However, nothing in this Note shall be deemed a commitment by Bank to make Advances to Borrower.

         Borrower agrees to notify Bank in writing immediately upon the occurrence of any Event of Default pursuant to paragraph (b) or (c) above. No Advance may be voluntarily prepaid in whole or in part prior to its applicable Maturity Date.

         The request of Borrower for any Advance and the receipt by Borrower of the proceeds thereof shall be deemed a representation by Borrower as of each such date that no Event of Default has occurred and that Borrower is duly authorized to incur such indebtedness hereunder. Borrower acknowledges that it may, for its convenience, request Bank to make Advances from time to time on the basis of telephonic or written requests. Borrower assumes all risks regarding the validity, authenticity, due authorization and correct interpretation of any such request purported to be made by or on behalf of Borrower and agrees that its obligations hereunder shall not be affected in any way by Bank's failure to receive or provide written confirmation of any such request or of the terms of any offer or acceptance relating to any Advance. Borrower hereby authorizes Bank to charge any deposit account of Borrower now or hereafter maintained with Bank for amounts due hereunder.

         Borrower shall pay holder upon demand for all costs, expenses and attorneys' fees (including allocated costs of internal counsel) incurred in connection with the enforcement or attempted enforcement of this Note.

         At any time and from time to time, without prior notice to or consent of Borrower, the holder may assign or otherwise transfer, in whole or in part, to any person (an "Assignee") this Note or any Advance, or may sell a participation therein to any person. Borrower agrees not to assert against any Assignee any claim or defense which Borrower may have against Bank.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right. If any provision of this Note shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof.

                                                INTERMET CORPORATION
                                                By       /s/ Michael Skrzypczak
                                                         ----------------------
                                                Printed Name Michael Skrzypczak
                                                             ------------------
                                                Title    Assistant Treasurer
                                                         -------------------





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                               CONTINUING GUARANTY

 To:     BANK OF AMERICA NATIONAL TRUST
         AND SAVINGS ASSOCIATION and other
         subsidiaries or affiliates of
         BankAmerica Corporation ("Bank")

  (1) For valuable consideration, the undersigned ("Guarantors") jointly and severally unconditionally guarantee and promise to pay to Bank, or order, on demand, in lawful money of the United States, any and all indebtedness of INTERMET CORPORATION ("Borrowers") to Bank. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers or any one or more of them, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrowers may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

         (2) The liability of Guarantors under this Guaranty (exclusive of liability under any other guaranties executed by Guarantors) shall not exceed at any one time the total of (a) Twenty Million U.S. Dollars ($20,000,000), for the principal amount of the indebtedness and (b) all interest fees, and other costs and expenses relating to or arising out of the indebtedness or such part of the indebtedness as shall not exceed the foregoing limitation. Bank may permit the indebtedness of Borrowers to exceed Guarantors' liability, and may apply any amounts received from any source, other than from Guarantors, to the unguaranteed portion of Borrowers' indebtedness. This is a Continuing Guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by Guarantors shall not reduce their maximum obligation hereunder, unless written notice to that effect be actually received by Bank at or prior to the time of such payment.

         (3) The obligations hereunder are joint and several, and independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Borrowers or whether Borrowers be joined in any such action or actions; and Guarantors waive the benefit of any statute of limitations affecting their liability hereunder.

         (4) Guarantors authorize Bank, without notice or demand and without affecting their liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; and (b) release or substitute any one or more of the endorsers or guarantors.



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         (5) Guarantors waive any right to require Bank to (a) proceed against
Borrowers; (b) proceed against or exhaust any security held from Borrowers; or
(c) pursue any other remedy in Bank's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Borrowers, or the cessation from any cause whatsoever of the liability of Borrowers, or any claim that Guarantors' obligations exceed or are more burdensome than those of Borrowers. Guarantors waive any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and Guarantors waive any right to enforce any remedy which Bank now has or may hereafter have against Borrowers, and waive any benefit of, and any right to participate in, any security now or hereafter held by Bank. Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, and, even though the foreclosure may destroy or diminish Guarantors, rights against Borrowers, Guarantors shall be liable to Bank for any part of the indebtedness remaining unpaid after the foreclosure. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

         (6) Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Borrowers such information concerning Borrowers' financial conditions or business operations as Guarantors may require, and that Bank has no duty at any time to disclose to Guarantors any information relating to the business operations or financial conditions of Borrowers.

         (7) This Guaranty may be revoked at any time by Guarantors in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantors do not renounce. Such revocation shall be effective upon actual receipt by Bank at the address shown below of written notice of revocation. Revocation shall not affect any of Guarantors' obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice, regardless of whether or not the indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation by any one or more of Guarantors shall not affect any obligations of any nonrevoking Guarantors. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrowers to Bank is rescinded or must be returned by Bank to Borrowers, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

         (8) Where any one or more of Borrowers are corporations or partnerships it is not necessary for Bank to inquire into the powers of Borrowers or of the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         (9) Bank may, without notice to Guarantors and without affecting Guarantors' obligations hereunder, assign the indebtedness and this Guaranty, in whole or in part. Guarantors agree that Bank may disclose to any prospective purchaser and any purchaser of all or part of the indebtedness any and all information in Bank's possession concerning Guarantors, this Guaranty and any security for this Guaranty.
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         (10) Guarantors agree to pay all attorneys' fees, the allocated cost of internal legal services and all disbursements of internal counsel, and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty.

         (11) Where there is but a single Borrower, or where a single Guarantor executes this Guaranty, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the words "Borrowers" and "Guarantors" respectively shall mean all and any one or more of them.

         (12) This Guaranty shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

Executed this 29 day of September, 1997 by the following joint and several
Guarantors:

                                              LYNCHBURG FOUNDRY COMPANY
                                              (Guarantor)
                                              By:      /s/ Michael Skrzypczak
                                                       ----------------------
                                              Title:   Assistant Treasurer
                                                       ----------------------


                                              IRONTON IRON, INC.
                                              (Guarantor)
                                              By:      /s/ Michael Skrzypczak
                                                       ----------------------
                                              Title:   Assistant Treasurer
                                                       ----------------------


                                              NORTHERN CASTINGS CORPORATION
                                              (Guarantor)
                                              By:      /s/ Michael Skrzypczak
                                                       ----------------------
                                              Title:   Assistant Treasurer
                                                       ----------------------


                                              INTERMET INTERNATIONAL, INC.
                                              (Guarantor)
                                              By:      /s/ Michael Skrzypczak
                                                       ----------------------
                                              Title:   Assistant Treasurer
                                                       ----------------------


                                              NEW RIVER CASTINGS COMPANY
                                              (Guarantor)
                                              By:      /s/ Michael Skrzypczak
                                                       ----------------------
                                              Title:   Assistant Treasurer
                                                       ----------------------